UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2023

LESAKA TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr.
Jan Smuts Avenue and Bolton Road
 Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	LSAK	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Amended and Restated Facility G and Facility H Agreements

On November 24, 2023, Lesaka Technologies, Inc. (“Lesaka”), through Lesaka Technologies Proprietary Limited (“Lesaka SA”), entered into an Amendment and Restatement Agreement (the “Amendment”), which includes an Amended and Restated Senior Facility G Agreement (“Facility G Agreement”) and an Amended and Restated Senior Facility H Agreement (“Facility H Agreement”) (collectively, the “Loan Documents”) with FirstRand Bank Limited (acting through its Rand Merchant Bank division) (“RMB” or the “Lenders”).

On November 24, 2023, the USD/ZAR exchange rate was $1: ZAR 18.84.

The Loan Documents have been amended to include a Look Through Leverage ("LTL") ratio, as defined in the Loan Documents, and expressed as times ("x"), to calculate the margin used in the determination of the interest rate.  The LTL ratio is calculated as the Total Attributable Net Debt, as defined in the Loan Documents, to the Total Attributable EBITDA, as defined in the Loan Documents, for the measurement period ending on a specified date.

Interest on Facility G and Facility H is based on the 3-month Johannesburg Interbank Agreed Rate (“JIBAR”) in effect from time to time plus a margin, which as a result of the Amendment, from October 1, 2023, will be calculated as: (i) 5.50% if the LTL ratio is greater than 3.50x; (ii) 4.75% if the LTL ratio is less than 3.50x but greater than 2.75x; (iii) 3.75% if the LTL ratio is less than 2.75x but greater than 1.75x; or (iv) 2.50% if the LTL ratio is less than 1.75x.

The foregoing descriptions of the Loan Documents does not purport to be complete and are qualified in their entirety by reference to the full text thereof, a copy of which is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit
No.	Description
10.1	Amendment and Restatement Agreement, dated November 24, 2023, between Lesaka Technologies Proprietary Limited (as borrower), and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as lender), and FirstRand Bank Limited (acting through its Rand Merchant Bank division) (as facility agent)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESAKA TECHNOLOGIES, INC.

Date: December 1, 2023	By:	/s/ Naeem E. Kola
	Name:	Naeem E. Kola
	Title:	Group Chief Financial Officer